Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Stardust Power Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee(4)
Equity	Common Stock, par value $0.0001 per share	457(o)			$5,750,000	$0.0001531	$880.33
Equity	Pre-Funded Warrants(5)	457(g)			—		—
Equity	Shares of Common Stock issuable upon exercise of Pre-Funded Warrants	457(o)			(4)
Total Offering Amounts					$5,750,000		$880.33
Total Fee Offsets							—
Net Fee Due							$880.33

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of common stock, par value $0.0001 per share, of Stardust Power Inc. that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Includes the price of additional shares of common stock that may be issued upon exercise of the over-allotment option granted to the underwriter to cover over-allotments, if any.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	The registrant may issue pre-funded warrants to purchase common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the common stock and pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), if any, is $5,750,000.

(5)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.